UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): 12/2/2024

Gaming and Leisure Properties, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-36124	46-2116489
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)
845 Berkshire Blvd., Suite 200
Wyomissing, PA 19610
(Address of principal executive offices)

610-401-2900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	GLPI	Nasdaq
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into A Material Definitive Agreement.

Amendment No. 2 to Credit Agreement

On December 2, 2024, GLP Capital, L.P. (“GLP”), the operating partnership of Gaming and Leisure Properties, Inc. (“GLPI”), entered into Amendment No.2 (the “Amendment”) to the Credit Agreement among GLP, Wells Fargo Bank, National Association, as administrative agent (“Agent”), and the several banks and other financial institutions or entities party thereto, dated as of May 13, 2022 (the “Credit Agreement”). Pursuant to the Amendment, revolving commitments under the Credit Agreement were increased from $1,750,000,000 to $2,090,000,000 and the maturity date of revolving loans and commitments under the Credit Agreement was extended to December 2, 2028.

In addition, the Amendment provides GLP with the right to elect to re-allocate up to $1,040,000,000 in existing revolving commitments under the Credit Agreement to one or more new revolving credit facilities (each a “Bridge Revolving Facility” and, collectively, the "Bridge Revolving Facilities"). Loans under any Bridge Revolving Facility are subject to 1% amortization per annum. Amounts repaid under any Bridge Revolving Facility cannot be reborrowed and the corresponding commitments are automatically re-allocated to the existing revolving facility under the Credit Agreement.

Bridge Revolving Facilities are intended to be used solely to fund cash distributions to third-party contributors in connection with their contribution of one or more properties to GLP. GLP’s ability to borrow under any Bridge Revolving Facility is subject to certain conditions including pro forma compliance with GLP’s financial covenants, as well as the receipt by the Agent of a satisfactory conditional guarantee of the loans under the applicable Bridge Revolving Facility by the applicable contributor or its affiliate, subject to the prior enforcement of all remedies against GLP, GLPI and other applicable sources other than such guarantor. Loans under the Bridge Revolving Facility will not be treated pro rata with loans under the existing revolving credit facility. Except as noted herein and as set forth in more detail in Exhibit 10.1, the Bridge Revolving Facility has terms substantially identical to the existing revolving facility under the Credit Agreement.

The parties to the Amendment described above and certain of their respective affiliates have performed investment banking, commercial lending and advisory services for GLPI, from time to time, for which they have received customary fees and expenses. These parties may, from time to time, engage in transactions with, and perform services for GLPI and their respective its affiliates in the ordinary course of their business.

The foregoing summary description of the Amendment is qualified in its entirety by the full text of the Amendment, which is filed herewith as Exhibit 10.1 and incorporated herein by this reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description

10.2	Amendment No. 2 to Credit Agreement, dated as of December 2, 2024, by and among GLP Capital, L.P., Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 4, 2024	GAMING AND LEISURE PROPERTIES, INC.

	By:	/s/ Peter M. Carlino
	Name:	Peter M. Carlino
	Title:	Chairman of the Board and Chief Executive Officer

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